EXHIBIT 1

                                  AGREEMENT

      The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated December 15, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date: December 15, 1998                BARGO ENERGY RESOURCES, LTD.

                                       By: /s/ TIM J. GOFF
                                           Tim J. Goff, President of Bargo
                                           Operating Company Inc., its general
                                           partner


Date: December 15, 1998                BARGO OPERATING COMPANY, INC.

                                       By: /s/ TIM J. GOFF
                                           Tim J. Goff, President


Date: December 15, 1998                BARGO ENERGY COMPANY

                                       By: /s/ TIM J. GOFF
                                           Tim J. Goff, Manager


Date: December 15, 1998                TJG INVESTMENTS, INC.

                                       By: /s/ TIM J. GOFF
                                           Tim J. Goff, President


Date: December 15, 1998                /s/ TIM  J.  GOFF
                                           Tim J. Goff


Date: December 15, 1998                /s/ JAMES E. SOWELL
                                           James E. Sowell


Date: December 15, 1998                /s/ THOMAS D. BARROW
                                           Thomas D. Barrow